Exhibit IV

April 26, 2012

VIA FACSIMILE AND FEDERAL EXPRESS

New Frontier Media, Inc.

6000 Spine Road, Suite 100

Boulder, CO 80301

Attn: Michael Weiner, Corporate Secretary

Re:	Notice of Intention to Nominate Individuals for Election as Directors at the 2012 Annual Meeting of Shareholders of New Frontier Media, Inc.

Dear Mr. Weiner:

This letter shall serve to satisfy the advance notice requirements of Article 2, Section 2.17 of the Amended and Restated Bylaws of New Frontier Media, Inc. ("NFM"), effective February 2, 2011 and publicly filed with the Securities and Exchange Commission (the "SEC") on February 4, 2011 (the "Bylaws"), as to the nomination by Longkloof Limited, a Jersey limited liability company ("Longkloof" or the "Record Holder"), a holder of record of 1,000 shares of common stock, $.0001 par value per share (the "Common Stock") of NFM, of four (4) nominees for election to the Board of Directors of NFM (the "NFM Board") at the 2012 annual meeting of shareholders of NFM, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, or any special meeting of shareholders of NFM for a similar purpose (the "Annual Meeting").

This letter and all Annexes and Exhibits attached hereto are collectively referred to as the "Notice." This Notice is submitted by the Record Holder and on behalf of the Direct Beneficial Owners (as defined below).

As of the close of business on April 25, 2012, (i) Longkloof is the holder of record of, and is entitled to vote, 1,000 shares of Common Stock of NFM (shares of Common stock of NFM are herein referred to as the "Shares") and is the direct beneficial owner of 2,175,100 Shares (including the 1,000 Shares of which Longkloof is the shareholder of record) and (ii) Mile End Limited, a British Virgin Islands limited liability company ("Mile End" and collectively with Longkloof, the "Direct Beneficial Owners"), is the direct beneficial owner of 403,731 Shares.

Sabido Investments (Pty) Ltd. ("Sabido") is the 100% owner of Longkloof and provides Longkloof with certain shareholder and financing services. Hosken Consolidated Investments Limited ("HCI") is the majority owner of Sabido. Furthermore, two of Longkloof's nominees to the NFM Board, Mahomed Khalik Ismail Sherrif and Willem Deon Nel, are employees of Sabido. Marcel Golding ("Golding," and collectively with HCI and Sabido, the "Beneficial Owners" and each of them a "Beneficial Owner") is the Executive Chairman of HCI and also is affiliated with Mile End. Each of the Beneficial Owners by virtue of its or his relationship with one or more of the Direct Beneficial Owners may be deemed to have voting control and investment discretion over the Shares owned by the Direct Beneficial Owners and, therefore, may beneficially own (as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Shares which each of the Direct Beneficial Owners directly beneficially own.

Longkloof may be deemed to be the beneficial owner of 2,578,831 Shares. Of such 2,578,831 Shares, 2,175,100 Shares of which are owned directly by Longkloof and 403,731 Shares are owned directly by Mile End. Similarly, Mile End may be deemed to be the beneficial owner of 2,578,831 Shares.

The current address and daytime telephone number of Longkloof and Mile End is No 2, The Forum, Grenville Street, St Helier, Jersey, Channel Islands, JE1 4HH, Telephone: +44 1534 823 000 and +41 32 723 1000, respectively. The current address and daytime telephone number of HCI is Longkloof Studios, Darters Road, Cape Town, 8001, South Africa, Telephone: +27 21 481 7560. The current address and daytime telephone number of Sabido is 5 Summit Road, Dunkeld West, 2196, South Africa, Telephone: +27 11 537 9300. The current address and daytime telephone number of Mr. Golding is c/o Longkloof Studios, Darters Road, Cape Town, 8001, South Africa, Telephone: +27 82 457 7777. Each of Longkloof and Mile End is a private investment holding company. HCI is an investment holding company which is listed on the JSE Securities Exchange. Sabido is a subsidiary of HCI. The directors and officers of Longkloof, Mile End, HCI and Sabido are listed in Annex A.

Except as may be otherwise disclosed herein, none of the Direct Beneficial Owners, Beneficial Owners or the Nominees (as defined below) (i) holds any Synthetic Equity Interests (as defined in the Bylaws); (ii) has given or received any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), or is a party to any agreement, arrangement, understanding or relationship pursuant to which such person or entity has or shares a right to vote any shares of any class or series of stock of NFM; (iii) has any Short Interests (as defined in the Bylaws); or (iv) is entitled to receive any performance related fees (other than an asset based fee) based on any increase or decrease in the price or value of shares of any class or series of stock of NFM, or any Synthetic Equity Interests or Short Interests.

Mr. Golding’s duties as the Executive Chairman of HCI include: (i) ensuring the effective operation of the Board of HCI and Board committees of HCI; (ii) communicating with shareholders, governmental entities and other relevant constituencies and relaying the views of such group to the Board of HCI; (iii) assisting the Chief Executive Officer in coordinating and developing management’s strategic plan for HCI; (iv) coordinating periodic review of the membership of the Board of HCI and Board committees of HCI; and (v) encouraging active communication between the executive and non-executive board members. With respect to Mile End, Mr. Golding serves as the trust protector of the trust that owns Mile End. By virtue of Mr. Golding’s position as Executive Chairman of HCI and Chief Executive Officer of Sabido, and in his capacity as such, Mr. Golding is the Responsible Person (as defined in the Bylaws) and, as such, is responsible for the decision to propose the Nominees for election to the NFM Board. As the Executive Chairman of HCI and Chief Executive Officer of Sabido, Mr. Golding owes normal and customary fiduciary duties to the equityholders or certain other other beneficiaries of the Direct Beneficial Owners and/or the Beneficial Owners. In addition to serving as the Executive Chairman of HCI, Mr. Golding serves as director of several companies, including the Tsogo Sun Group, YFM Radio Group and the Golden Arrow Bus Company. He also is the Chief Executive Officer of Sabido, e.tv and eSat tv. Mr. Golding served as Member of Parliament of South Africa from 1994 to 1997, before which time he served as Deputy General Secretary of the South African National Union of Mineworkers and as a member of both the Miners International Federation and the Southern African Miners Federation executive committees. Mr. Golding does not have any material interests or relationships that are not shared generally by any record or beneficial holders of the shares of NFM or that reasonably could have influenced his decision to propose the Nominees.

Nomination of Directors

Through this Notice, Longkloof hereby nominates and notifies you of its intent to nominate Eric Doctorow, Mahomed Khalik Ismail Sherrif, Willem Deon Nel and Barbara Wall as nominees (the "Nominees") to be elected to the NFM Board at the Annual Meeting.

Eric Doctorow (Age 59) has been a consultant to Relativity Media's Home Entertainment business since February 2012. From February 2011 to December 2011, Mr. Doctorow served as Executive Vice President of Miramax, where he was responsible for Miramax's worldwide home entertainment efforts, which included physical and digital activities. For almost five years prior thereto, Mr. Doctorow was General Manager of MGM's worldwide home entertainment through its relationship with Twentieth Century Fox, and, prior to that, Mr. Doctorow was Chief Operating Officer of Ventura Entertainment. Ventura Entertainment filed an assignment for benefit of creditors in 2009. Prior to Ventura Entertainment, Mr. Doctorow served as Chief Operating Officer of THQ, Inc. and served for more than 20 years at Paramount, most recently as President of Paramount's Worldwide Home Entertainment Division. The principal business address and daytime telephone number of Mr. Doctorow is 26050 Mulholland Highway, Calabasas, CA 91302, Telephone: (310) 309-7900. Mr. Doctorow is a citizen of the United States of America. Mr. Doctorow, as a member of a "group" for the purposes of Rule 13d-5(b)(1) of the Exchange Act, may be deemed to be a beneficial owner of the 2,578,831 Shares beneficially owned by the Direct Beneficial Owners. Mr. Doctorow disclaims beneficial ownership of such Shares. Mr. Doctorow does not directly own any Shares. For information regarding purchases and sales during the past two years by the Direct Beneficial Owners of securities of NFM that may be deemed to be beneficially owned by Mr. Doctorow, see Exhibit A.

Mr. Doctorow has over 20 years of experience in the entertainment industry and has a strong understanding of the complex business and financial issues encountered by large complex companies.

Mahomed Khalik Ismail Sherrif (Age 51) has served as Chief Commercial Officer of Sabido for the last ten years, where he focuses on revenue generation. Mr. Sherrif also serves as the Chief Commercial Officer of e.tv (Pty) Ltd., a subsidiary of Sabido. For the last five years, Mr. Sherrif has served as a director of the Yired Group of Companies. Mr. Sherrif has also acted as a director for Power TV for the past year, Cape Town Film Studios (Pty) Ltd. for the past three years and Dreamworld Management Company (Pty) Ltd. for the past five years. The principal business address and daytime telephone number of Mr. Sherrif is 5 Summit Rd, Dunkeld West, 2196, South Africa, Telephone: +27 82 419 2419. Mr. Sherrif, as a member of a "group" for the purposes of Rule 13d-5(b)(1) of the Exchange Act, may be deemed to be a beneficial owner of the 2,578,831 Shares beneficially owned by the Direct Beneficial Owners. Mr. Sherrif is a citizen of South Africa. Mr. Sherrif disclaims beneficial ownership of such Shares. Mr. Sherrif does not directly own any Shares. For information regarding purchases and sales during the past two years by the Direct Beneficial Owners of securities of NFM that may be deemed to be beneficially owned by Mr. Sherrif, see Exhibit A.

Mr. Sherrif’s substantial sales and operational background and role as a director of various companies have provided him with a wide range of knowledge and a broad understanding of the sales, operational, financial and strategic issues facing companies.

Willem Deon Nel (Age 47) has served as Chief Financial Officer of Sabido for the past nine and half years, where he focuses on the company's financial integrity and reporting. Mr. Nel also serves as the Chief Financial Officer of e.tv (Pty) Ltd., a subsidiary of Sabido. For the past three years, Mr. Nel has served as a director of Sabido Properties (Pty) Ltd. Mr. Nel has also acted as a director for several other organizations including, Cape Town Film Studios (Pty) Ltd. for the past four years, Dreamworld Management Company (Pty) Ltd. for the past four years, e.tv China Limited for the past three years, e.tv (Beijing) Limited for the past year, Setanta Sports Asia Limited for the past year, Powercorp Limited for the past year and Jacana (Pty) Ltd. for the past year. The principal business address and daytime telephone number of Mr. Nel is 5 Summit Rd, Dunkeld West, 2196, South Africa, Telephone: +27 82 419 4450. Mr. Nel is a citizen of South Africa. Mr. Nel, as a member of a "group" for the purposes of Rule 13d-5(b)(1) of the Exchange Act, may be deemed to be a beneficial owner of the 2,578,831 Shares beneficially owned by the Direct Beneficial Owners. Mr. Nel disclaims beneficial ownership of such Shares. Mr. Nel does not directly own any Shares. For information regarding purchases and sales during the past two years by the Direct Beneficial Owners of securities of NFM that may be deemed to be beneficially owned by Mr. Nel, see Exhibit A.

Mr. Nel would be a valuable addition to the NFM Board due to his deep understanding of finance and risk, having served as a chief financial officer and as a director on a number of boards.

Barbara Wall (Age 51) served as Executive Vice President of Development, Production and Current Programming at Lionsgate Television from November 2005 to November 2011. From July 2002 to February 2004, Ms. Wall served as Executive Vice President of Production and Development at Heel and Toe Films. Ms. Wall served as Vice President of Drama Development at 20th Century Fox Television from August 2000 to July 2002 and Vice President of Original Series Programming at Turner Network Television (TNT) from January 1999 to July 2000. Prior to that time, Ms. Wall served as Director of Series Programming at Fox Broadcasting Company and as a Series Programming Consultant at USA Network. The principal business address and daytime telephone number of Ms. Wall is 1925 South Beverly Glen Blvd. #32, Los Angeles, CA 90025, Telephone: (310) 463-9838. Ms. Wall is a citizen of the United States of America. Ms. Wall, as a member of a "group" for the purposes of Rule 13d-5(b)(1) of the Exchange Act, may be deemed to be a beneficial owner of the 2,578,831 Shares beneficially owned by the Direct Beneficial Owners. Ms. Wall disclaims beneficial ownership of such Shares. Ms. Wall does not directly own any Shares. For information regarding purchases and sales during the past two years by the Direct Beneficial Owners of securities of NFM that may be deemed to be beneficially owned by Ms. Wall, see Exhibit A.

Ms. Wall has extensive experience as an executive officer in the entertainment industry, which would allow her to bring important industry insights into board oversight and corporate governance matters.

Longkloof believes that the terms of six (6) directors currently serving on the NFM Board expire at the Annual Meeting. To the extent there are in excess of six (6) vacancies on the NFM Board to be filled by election at the Annual Meeting or NFM increases the size of the NFM Board above its existing size, Longkloof reserves the right to nominate additional nominees to be elected to the NFM Board at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Longkloof that any attempt to increase the size of the current NFM Board constitutes an unlawful manipulation of NFM's corporate machinery. If this Notice shall be deemed for any reason by a court of competent jurisdiction or otherwise to be ineffective with respect to the nomination of any of the Nominees at the Annual Meeting, or if any individual Nominee shall be unable to serve for any reason, this Notice shall continue to be effective with respect to the remaining Nominee(s) and as to any replacement Nominee(s) selected by Longkloof.

A representative of Longkloof intends to appear in person or by proxy at the Annual Meeting to nominate the persons specified in this Notice for election to the NFM Board.

Each of the Nominees has consented to be named as a nominee in this Notice, to be named as a nominee in any proxy statement filed by Longkloof in connection with its solicitation and to serve as a director of NFM, if so elected. Copies of consents are attached hereto as Exhibit B.

Prior to the delivery of this Notice, representatives of Longkloof requested the forms of questionnaire and representation and agreement relating to the Applicable Qualification Criteria (the "Requested Forms") referenced in Article 2, Section 2.17(F) of the Bylaws with respect to each Nominee set forth above. Longkloof believes this Notice is in proper form and does not believe there is any requirement under applicable law for the completion of such Requested Forms in order for a shareholder of a Colorado corporation to validly submit nominations for directors. Longkloof nevertheless intends to review and return to NFM the Requested Forms. Longkloof reserves all rights to challenge the validity of any such requirement in the event NFM should assert that this Notice is invalid by virtue of the absence of any such completed Requested Forms with this Notice or any claim by NFM that any Requested Forms that are returned at a later date by Longkloof are deficient.

Additional Information on Longkloof and the Nominees

As of April 25, 2012, the Direct Beneficial Owners, the Beneficial Owners and the Nominees (collectively, the "Group") entered into a Joint Filing and Solicitation Agreement in which, among other things, (i) the parties agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of NFM, (ii) the parties agreed to solicit proxies to elect the Nominees or any other person designated by the Group as directors of NFM and to take all other action necessary or advisable to achieve the foregoing (the "Solicitation"), and (iii) Longkloof agreed to bear all expenses incurred in connection with the Group's activities, including approved expenses incurred by any of the parties in connection with the Solicitation, subject to certain limitations.

With respect to the Solicitation, proxies may be solicited by mail, advertisement, telephone, facsimile, the Internet, telegraph and/or personal solicitation. No additional compensation will be paid to the Group for the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the Groups' solicitation material to their customers for whom they hold Shares, and the Group will reimburse them for their reasonable out-of-pocket expenses.

Longkloof has retained MacKenzie Partners, Inc. (the "Soliciting Agent") to assist in the Solicitation and for related services. In connection with its retention of the Soliciting Agent, Longkloof has agreed to pay the Soliciting Agent normal and customary fees to be mutually agreed to between Longkloof and the Soliciting Agent. In addition, Longkloof has agreed to reimburse the Soliciting Agent for its reasonable out-of pocket expenses and indemnify it in respect of certain claims in connection with its retention. The entire expense of preparing, assembling, printing and mailing the proxy statement and related materials and the cost of soliciting proxies will be borne by the Longkloof. Longkloof may seek reimbursement of such expenses from NFM. Longkloof estimates that the total expenditures relating to the proxy solicitation incurred by the Group will be in line with normal and customary fees for such a process.

Pursuant to separate letter agreements, Longkloof agreed to indemnify each of Ms. Wall and Messrs. Doctorow, Sherrif and Nel against any and all claims of any nature arising from the Solicitation and any related transactions.

Except as set forth in this Notice (including the Annexes and Exhibits attached hereto), (i) during the past 10 years, none of the Direct Beneficial Owners, the Beneficial Owners or the Nominees have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) none of the Direct Beneficial Owners, the Beneficial Owners or the Nominees directly or indirectly beneficially own any securities of NFM; (iii) none of the Direct Beneficial Owners, the Beneficial Owners or the Nominees own any securities of NFM which are owned of record but not beneficially; (iv) none of the Direct Beneficial Owners, the Beneficial Owners or the Nominees have purchased or sold any securities of NFM during the past two years; (v) no part of the purchase price or market value of the securities of NFM owned by the Direct Beneficial Owners, the Beneficial Owners or the Nominees is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) none of the Direct Beneficial Owners, the Beneficial Owners or the Nominees are, or within the past year were, parties to any contract, arrangements or understandings with any person with respect to any securities of NFM, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any of the Direct Beneficial Owners, the Beneficial Owners or the Nominees owns beneficially, directly or indirectly, any securities of NFM; (viii) none of the Direct Beneficial Owners, the Beneficial Owners or the Nominees own beneficially, directly or indirectly, any securities of any parent or subsidiary of NFM; (ix) none of the Direct Beneficial Owners, the Beneficial Owners or the Nominees or any of their associates was a party to any transaction, or series of similar transactions, since the beginning of NFM's last fiscal year, or are parties to any currently proposed transaction, or series of similar transactions, to which NFM or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) none of the Direct Beneficial Owners, the Beneficial Owners or the Nominees or any of their associates have any arrangement or understanding with any person with respect to any future employment by NFM or its affiliates, or with respect to any future transactions to which NFM or any of its affiliates will or may be a party; and (xi) no person, including any of the Direct Beneficial Owners, the Beneficial Owners or the Nominees, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting. There are no material proceedings to which any of the Direct Beneficial Owners, the Beneficial Owners or the Nominees or any of their associates are a party adverse to NFM or any of its subsidiaries or have a material interest adverse to NFM or any of its subsidiaries. Except as set forth in this Notice (including the Annexes and Exhibits attached hereto), with respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

Each Direct Beneficial Owner, Beneficial Owner and Nominee has an interest in the election of directors at the Annual Meeting: (i) directly and/or indirectly through the beneficial ownership (if any) of Shares, as described herein; or (ii) pursuant to the Joint Filing and Solicitation Agreement, if applicable.

On February 10, 2006, NFM completed its acquisition of all the capital stock of MRG Entertainment, Inc., a California corporation ("MRG"). MRG, a film and television production and distribution company distributes titles under the name Mainline Releasing and through a wholly-owned subsidiary. Prior to NFM's acquisition of MRG, Sabido purchased programming from Mainline Releasing. Neither Sabido nor Longkloof has purchased any programming from Mainline Releasing or MRG since its acquisition by NFM.

Mr. Sherrif entered into an employment agreement with Sabido, an affiliate of Longkloof, on May 1, 2002, pursuant to which Mr. Sherrif is employed as Chief Commercial Officer of Sabido. This agreement commenced on May 1, 2002. In connection with this agreement, Mr. Sherrif was paid a base salary of South African Rand (“R”) R1,826,400 and a bonus of R728,661 for the year ended December 31, 2011, a base salary of R1,574,000 and a commission of R495,151 for the year ended December 31, 2010, and a base salary of R1,243,779 and a commission of R664,548 for the year ended December 31, 2009. Under this agreement, Mr. Sherrif also entitled to participate in certain benefit programs and plans of Sabido. He is also subject to certain confidentiality obligations thereunder.

Mr. Nel entered into an employment agreement with Sabido, an affiliate of Longkloof, on December 4, 2002, pursuant to which Mr. Nel is employed as Chief Financial Officer of Sabido. This agreement commenced on December 4, 2002. In connection with this agreement, Mr. Nel was paid a base salary of R1,825,744 and a bonus of R900,000 for the year ended December 31, 2011, a base salary of R1,497,500 for the year ended December 31, 2010, and a base salary of R1,106,207 and a bonus of R1,110,000 for the year ended December 31, 2009. Under this agreement, Mr. Nel also entitled to participate in certain benefit programs and plans of Sabido. He is also subject to certain confidentiality obligations thereunder.

Other than as stated above, (i) there are no arrangements or understandings between the Direct Beneficial Owners and the Beneficial Owners, on the one hand, and each Nominee, on the other hand, pursuant to which the nomination described herein is to be made and (ii) there is no additional information applicable to the Direct Beneficial Owners, the Beneficial Owners or the Nominees that is required to be disclosed herein under Article 2, Section 2.17 of the Bylaws.

With respect to each Nominee, such Nominee is independent under the independence standards applicable to NFM under paragraph (a)(1) of Item 407 of Regulation S-K and the listing standards of the Nasdaq Stock Market.

Reference is made to the Schedule 13D, as amended, relating to the securities of NFM, filed and to be filed with the SEC by Longkloof and the other members of the Group, as the case may be, for additional information regarding the members of the Group.

The Annexes, the Exhibits and all attachments thereto are hereby incorporated into and made a part of this Notice. Accordingly, all matters disclosed in any part of this Notice, including the Annexes, the Exhibits and all attachments thereto, should be deemed disclosed for all purposes of this Notice.

Information is set forth herein as of the close of business on April 25, 2012. Except as required by Article 2, Section 2.17 of the Bylaws, neither the delivery of this Notice nor any delivery by any Direct Beneficial Owner, Beneficial Owner or Nominee of additional information to NFM from and after the date hereof shall be deemed to constitute an admission by any Direct Beneficial Owner, Beneficial Owner, Nominee, or any of their respective affiliates or associates (if any), that such delivery is required or that each and every item or any item of information is required or as to the legality or enforceability of any notice requirement or any other matter, or a waiver by any Direct Beneficial Owner, Beneficial Owner, Nominee, or any of their respective affiliates (if any), of their right to contest or challenge, in any way, the validity or enforceability of any notice requirement or any other matter (including actions taken by the NFM Board in anticipation of, or following receipt of, this Notice). Furthermore, this Notice assumes that the NFM Board will nominate a total of six director nominees for election to the NFM Board at the Annual Meeting and if the NFM Board (i) increases the number of directors to be nominated and elected at the Annual Meeting, the Record Holder reserves the right to add additional director nominees in respect of each such additional directorship or (ii) decreases the number of directors to be nominated and elected at the Annual Meeting, the Record Holder reserves the right to remove director nominees from the proposed slate in respect of each such decreased directorship. In the event any statement or other information in this Notice is not correct, or to the extent any applicable information has been omitted from this Notice, the Direct Beneficial Owners, Beneficial Owners and Nominees reserve the right to correct and/or supplement any such statement or other information set forth in this Notice.

Please address any correspondence to Longkloof Limited, c/o Stonehage Trust Holdings (Jsy) Ltd, Attention: Richard Stride, No 2, The Forum, Grenville Street, St. Helier, Jersey, JE1 4HH, telephone +44 1534 823 061, facsimile +44 1534 823 002 (with a copy to our counsel, Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, Attention: Christopher Doyle, Esq., telephone (212) 806-5641, facsimile (212) 806-2641).

Very truly yours,

LONGKLOOF LIMITED

By:	Beaumont (Directors) Limited
a Jersey incorporated entity, corporate director

By:	/s/ Cora Binchy
Name: Cora Binchy
Title: Director of the corporate director

By:	/s/ Karen Oliver
Name: Karen Oliver
Title: Director of the corporate director

exhibit a

transactions in securities of NFM

during the past two years

Class of Security	Quantity Purchased	Price Per Share ($)	Date of Purchase
Longkloof Limited
Common Stock	3,200	1.8500	5/17/2010
Common Stock	600	1.8500	5/18/2010
Common Stock	3,800	1.8500	5/19/2010
Common Stock	2,200	1.8500	5/20/2010
Common Stock	2,652	1.8500	5/21/2010
Common Stock	107,415	1.8496	5/24/2010
Common Stock	130,018	1.8472	5/25/2010
Common Stock	10,813	1.8415	5/26/2010
Common Stock	13,213	1.8349	5/27/2010
Common Stock	1,900	1.8261	5/28/2010
Common Stock	5,008	1.8083	6/1/2010
Common Stock	32,691	1.8142	6/2/2010
Common Stock	21,352	1.8240	6/3/2010
Common Stock	5,500	1.8209	6/4/2010
Common Stock	43,432	1.8344	6/7/2010
Common Stock	21,342	1.7912	6/8/2010
Common Stock	20,219	1.7648	6/9/2010
Common Stock	24,530	1.7790	6/10/2010
Common Stock	16,780	1.3830	8/12/2010
Common Stock	16,462	1.4008	8/13/2010
Common Stock	59,527	2.1220	2/15/2011
Common Stock	21,473	2.1441	2/16/2011
Common Stock	44,512	1.1734	9/6/2011
Common Stock	6,056	1.2000	9/7/2011
Common Stock	11,836	1.2000	9/12/2011
Common Stock	14,400	1.2000	9/14/2011
Common Stock	800	1.2000	9/20/2011
Common Stock	32,300	1.1642	9/22/2011
Common Stock	7,000	1.1200	9/26/2011
Common Stock	37,400	1.0998	10/12/2011
Common Stock	10,000	1.0400	10/13/2011
Common Stock	11,000	1.0944	10/13/2011
Common Stock	16,796	1.0996	10/17/2011
Common Stock	27,500	1.1111	10/17/2011
Common Stock	5,000	1.1308	10/18/2011
Common Stock	14,500	1.1270	10/26/2011
Common Stock	5,000	1.1150	10/28/2011
Common Stock	10,000	1.1200	11/1/2011

Mile End Limited
Common Stock	263,871	1.5150	7/23/2010
Common Stock	139,860	1.4300	8/13/2010

EXHIBIT B

NOMINEE CONSENTS

Eric Doctorow

26050 Mulholland Highway

Calabasas, CA 91302

April 24, 2012

New Frontier Media, Inc.

6000 Spine Road, Suite 100

Boulder, CO 80301

Attn: Michael Weiner, Corporate Secretary

Dear Mr. Weiner:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Longkloof Limited ("Longkloof'') of its intention to nominate the undersigned as a director of New Frontier Media, Inc. ("NFM") at the 2012 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"), (ii) being named as a nominee in any proxy statement filed by Longkloof in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of NFM if elected at the Annual Meeting.

Very truly yours,

/s/ Eric Doctorow
Eric Doctorow

Barbara Wall

1925 South Beverly Glen Blvd. #32

Los Angeles, CA 90025

April 24, 2012

New Frontier Media, Inc.

6000 Spine Road, Suite 100

Boulder, CO 80301

Attn: Michael Weiner, Corporate Secretary

Dear Mr. Weiner:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Longkloof Limited ("Longkloof'') of its intention to nominate the undersigned as a director of New Frontier Media, Inc. ("NFM") at the 2012 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"), (ii) being named as a nominee in any proxy statement filed by Longkloof in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of NFM if elected at the Annual Meeting.

Very truly yours,

/s/ Barbara Wall
Barbara Wall

Mahomed Khalik Ismail Sherrif

5 Summit Rd

Dunkeld West, 2196

South Africa

April 24, 2012

New Frontier Media, Inc.

6000 Spine Road, Suite 100

Boulder, CO 80301

Attn: Michael Weiner, Corporate Secretary

Dear Mr. Weiner:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Longkloof Limited ("Longkloof'') of its intention to nominate the undersigned as a director of New Frontier Media, Inc. ("NFM") at the 2012 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"), (ii) being named as a nominee in any proxy statement filed by Longkloof in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of NFM if elected at the Annual Meeting.

Very truly yours,

/s/ Mahomed Khalik Ismail Sherrif
Mahomed Khalik Ismail Sherrif

Willem Deon Nel

5 Summit Rd

Dunkeld West, 2196

South Africa

April 24, 2012

New Frontier Media, Inc.

6000 Spine Road, Suite 100

Boulder, CO 80301

Attn: Michael Weiner, Corporate Secretary

Dear Mr. Weiner:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Longkloof Limited ("Longkloof'') of its intention to nominate the undersigned as a director of New Frontier Media, Inc. ("NFM") at the 2012 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"), (ii) being named as a nominee in any proxy statement filed by Longkloof in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of NFM if elected at the Annual Meeting.

Very truly yours,

/s/ Willem Deon Nel
Willem Deon Nel

ANNEX a

directors and officers

Longkloof Limited

Name	Title
Beaumont (Directors) Limited	Director

Hermes (Secretaries) Limited	Secretary

Mile End Limited

Name	Title
Chaumont (Directors) Limited	Director

Hermes (Secretaries) Limited	Secretary

Hosken Consolidated Investments Limited

Name	Title
John Anthony Copelyn	Chief Executive Officer and Director

Marcel Anthony Golding	Executive Chairman and Director

Mimi Freddie Magugu	Director

Theventheran Govindsamy Govender	Financial Director and Director

Elias Velaphi Mphande	Director

Virginia Mary Engel	Director

Jabulani Geffrey Ngcobo	Director

Yunis Shaik	Director

Lynette Moretlo Molefi	Director

Sabido Investments (Pty) Ltd.

Name	Title
John Anthony Copelyn	Executive Chairman and Director

Marcel Anthony Golding	Chief Executive Officer and Director

Jannie Durand	Director

Theventheran Govindsamy Govender	Director

Hendrik John Carse	Director

Elias Velaphi Mphande	Director

Lynette Moretlo Molefi	Director